Exhibit 99.1

World Fuel Services Corporation to Host Second Quarter 2020 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--July 22, 2020--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, July 30, 2020 at 5:00PM Eastern Time to discuss the Company’s second quarter results, as well as certain forward-looking information. The Company plans to release its second quarter results after the market closes on the same date.

The live conference call will be accessible by telephone at (855) 607-7732 (within the United States and Canada) or (212) 231-2921 (International). Audio replay of the call will be available through August 13, 2020. The replay numbers are: (800) 633-8284 (within the United States and Canada) and (402) 977-9140 (International). The call ID is 21966852. The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until August 13, 2020.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing supply fulfillment, energy procurement advisory services, and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

Contacts

Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, Vice President, Treasurer & Investor Relations
305-428-8000